Exhibit 99.1

ELECTRONIC ARTS REPORTS Q4 FY12 AND FY12 FINANCIAL RESULTS

All-Time High Non-GAAP Net Revenue of $4.2 Billion in Fiscal 12

Annual Digital Non-GAAP Revenue – Up 47% to $1.2 Billion

Digital Revenue Driving Margin Expansion

Mass Effect 3 Sales Exceed $200 Million at Retail

FIFA 12 Non-GAAP Digital Revenue Tops $100 Million

REDWOOD CITY, CA – May 7, 2012 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its fourth fiscal quarter and fiscal year ended March 31, 2012.

“We are proud to report a strong quarter and a fiscal year highlighted with $1.2 billion of digital revenue,” said Chief Executive Officer John Riccitiello. “In the coming year, we break away from the pack, with a very different profile than the traditional game companies and capabilities that none of our new digital competitors can match.”

“Digital growth drove our margins in fiscal 12 and we project this trend will continue in fiscal 13,” said Interim Chief Financial Officer Ken Barker. “We saw more than 20 percent non-GAAP diluted EPS growth in fiscal 12, and are guiding to more than 30 percent growth in fiscal 13 based on the midpoint of our guidance.”

Selected Operating Highlights and Metrics:

*	On a non-GAAP basis

•	Strong results driven by the successful launches of Mass Effect™ 3, FIFA, Street 4, SSX™ and Kingdoms of Amalur: Reckoning™.

•

FIFA 12 established the best year in franchise history - with downloads and micro-transactions totaling $108 million*. FIFA Ultimate Team – a pure digital companion to recent FIFA titles was the second best-selling EA offering in the UK in fiscal 12.

•	Battlefield 3™ had a record year, establishing itself as one of EA’s premier game services and in the process successfully took share in the growing First-Person-Shooter market.

•	Battlefield 3 players are still deeply engaged – 6.3 million MAUs in March. New content downloads available in May and June.

•	Q4 full-game downloads were up 76 percent* year-over-year, contributing $60 million* in the quarter, driven in part by Mass Effect 3 and STAR WARS®: The Old Republic™.

•	STAR WARS®: The Old Republic™ active subscribers are 1.3 million. Two new content packs – Legacy and Allies, available in Q1.

•	EA’s Play4Free brands are generating an average of nearly $2 million* per week. Several more EA brands will be introduced in the Play4Free portal in fiscal 13.

•

EA shattered its goal for digital revenue growth – generating more than $1.2 billion* in fiscal 12 for a 47 percent year-over-year growth, and driving operating margin to 10%. Another 40 percent increase in digital non-GAAP revenue and continued operating margin expansion is forecasted for fiscal 13.

•	EA’s Origin™ platform for games and services has registered 11 million players and generated approximately $150 million* in just ten months. EA’s Nucleus database has registered 220 million consumers.

•

Casual game leader PopCap™ – acquired by EA in August – is growing on mobile and social platforms with new games like Solitaire Blitz™ and Lucky Gem Casino™. A new version of Bejeweled™ is EA’s top grossing game on the Apple® App StoreSM.

•	EA repurchased 27.7 million shares for $529 million through March 31, 2012, and as of the call, the $600 million share repurchase program has been completed.

•	In fiscal 13, EA will invest $80 million in development of games for Gen4 console systems.

Q4 and Full-Year FY12 Financial Highlights:

For the quarter, non-GAAP net revenue of $977 million was slightly ahead of our guidance of $925 million to $975 million. Non-GAAP diluted earnings per share of $0.17 was in line with our guidance of $0.10 to $0.20. Non-GAAP net revenue in Q4 fiscal 2012 was slightly lower as compared to Q4 fiscal 2011 due to a reduction in the number of package goods titles in the quarter.

(in millions of $ except per share amounts)	Quarter Ended 3/31/12	Quarter Ended 3/31/11
Net Digital Revenue	$419	$211
Net Publishing Packaged Goods and Other Revenue	926	838
Net Distribution Packaged Goods Revenue	23	41

GAAP Total Net Revenue	1,368	1,090

Non-GAAP Net Digital Revenue	$425	$268
Non-GAAP Net Publishing Packaged Goods and Other Revenue	529	686
Non-GAAP Net Distribution Packaged Goods Revenue	23	41

Non-GAAP Total Net Revenue	977	995

GAAP Net Income	400	151
Non-GAAP Net Income	56	83
GAAP Diluted Earnings Per Share	1.20	0.45
Non-GAAP Diluted Earnings Per Share	0.17	0.25

Cash Flow from Operations	287	253

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $ except per share data)	TTM Ended 3/31/12	TTM Ended 3/31/11
GAAP Net Revenue	$4,143	$3,589
GAAP Net Income (Loss)	76	(276)
GAAP Diluted Earnings (Loss) Per Share	0.23	(0.84)

Non-GAAP Net Revenue	4,186	3,828
Non-GAAP Net Income	284	233
Non-GAAP Diluted Earnings Per Share	0.85	0.70

Cash Flow from Operations	277	320

Q4 FY12 Digital Metrics:

(in millions)	Quarter Ended 3/31/12	Quarter Ended 3/31/11
GAAP Net Mobile Revenue	$87	$70
Non-GAAP Net Mobile Revenue	$84	$67
Monthly Active Users (MAU) in Social Games	49	36
Core Registered Users	220	112

Business Outlook as of May 7, 2012

The following forward-looking statements, as well as those made above, reflect expectations as of May 7, 2012. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors, including: product development delays; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; the financial impact of acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2013 Expectations – Ending March 31, 2013

•	GAAP net revenue is expected to be approximately $4.075 billion.

•	Non-GAAP net revenue is expected to be approximately $4.300 billion.

•	GAAP loss per share is expected to be approximately ($0.36) to ($0.16).

•	Non-GAAP diluted earnings per share is expected to be approximately $1.05 to $1.20.

•	For purposes of calculating fiscal year 2013 diluted earnings per share, the Company estimates a share count of 327 million, and 321 million shares for calculating loss per share.

•	Expected non-GAAP net income excludes the following from expected GAAP net loss:

•	Non-GAAP net revenue is expected to be approximately $225 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

•	Approximately $175 million of estimated stock-based compensation;

•	Approximately $80 million of acquisition-related expenses;

•	Approximately $45 million of restructuring charges;

•	Approximately $20 million from the amortization of debt discount; and

•	Non-GAAP tax expense is expected to be $84 million to $102 million higher than GAAP tax expense.

First Quarter Fiscal Year 2013 Expectations – Ending June 30, 2012

•	GAAP net revenue is expected to be approximately $950 million.

•	Non-GAAP net revenue is expected to be approximately $500 million.

•	GAAP diluted earnings per share is expected to be approximately $0.40 to $0.48.

•	Non-GAAP loss per share is expected to be approximately ($0.45) to ($0.40).

•	For purposes of calculating first quarter fiscal year 2013 diluted earnings per share, the Company estimates a share count of 322 million, and 318 million shares for calculating loss per share.

•	Expected non-GAAP net loss excludes the following from expected GAAP net income:

•	Non-GAAP net revenue is expected to be approximately $450 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

•	Approximately $45 million of estimated stock-based compensation;

•	Approximately $20 million of acquisition-related expenses;

•	Approximately $40 million of restructuring charges;

•	Approximately $5 million from the amortization of debt discount; and

•	Non-GAAP tax expense is expected to be $60 million to $66 million lower than GAAP tax expense.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on May 7, 2012 at 2:00 pm PT (5:00 pm ET) to review its results for the fourth quarter ended March 31, 2012 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 773-799-3213 (domestic) or 888-677-1083 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until May 15, 2012 at the following number: 203-369-0099 (domestic) or 866-356-3373 (international). A webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

•	Acquisition-related expenses

•	Amortization of debt discount

•	Certain non-recurring litigation expenses

•	Change in deferred net revenue (packaged goods and digital content)

•	Gain (loss) on strategic investments

•	Loss on licensed intellectual property commitment

•	Restructuring charges

•	Stock-based compensation

•	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicated there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management will exclude the effect of this amortization when evaluating the Company’s operating performance and the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Certain non-recurring litigation expenses. During the fourth quarter of fiscal 2012, Electronic Arts recognized a $27 million expense related to a potential settlement of an on-going litigation matter. This significant non-recurring litigation expense is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this expense when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated period of game play. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Gain (loss) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any gains (losses) on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such gains (losses) on these investments from its operating results is important to facilitate comparisons to prior periods.

Loss on Licensed Intellectual Property Commitment. During the fourth quarter of fiscal 2009, Electronic Arts amended an agreement with a content licensor. This amendment resulted in the termination of our rights to use the licensor’s intellectual property in certain products and we incurred a related estimated loss of $38 million. This significant non-recurring loss is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this loss when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2013 guidance information under the heading “Business Outlook”, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions, including the PopCap acquisition; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011.

These forward-looking statements are current as of May 7, 2012. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2012. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2012.

About Electronic Arts

Electronic Arts (NASDAQ:EA) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 100 million registered players and operates in 75 countries. In fiscal year 2012, EA posted GAAP net revenue of $4.1 billion. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed™, Battlefield™, and Mass Effect™. More information about EA is available at http://info.ea.com.

For additional information, please contact:

Rob Sison	Jeff Brown
Vice President, Investor Relations	Senior Vice President, Corporate Communications
650-628-7787	650-628-7922
rsison@ea.com	jbrown@ea.com

Origin, SSX, PopCap, Lucky Gem Casino, Bejeweled, Solitaire Blitz, The Sims and Need for Speed are trademarks of Electronic Arts Inc. Mass Effect is a trademark of EA International (Studio and Publishing) Ltd. Battlefield 3 and Battlefield are trademarks of EA Digital Illusions CE AB. LucasArts, the LucasArts logo, and STAR WARS are registered trademarks of Lucasfilm Ltd. © 2011 Lucasfilm Entertainment Company Ltd. or Lucasfilm Ltd. & ® or TM as indicated. All rights reserved. John Madden, NFL and FIFA are the property of their respective owners and used with permission. Apple is a trademark and App Store is a service mark of Apple Inc. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2012	2011	2012	2011
Net revenue	$1,368	$1,090	$4,143	$3,589
Cost of goods sold	374	328	1,598	1,499

Gross profit	994	762	2,545	2,090
Operating expenses:
Marketing and sales	222	194	853	747
General and administrative	115	75	375	301
Research and development	284	328	1,212	1,153
Acquisition-related contingent consideration	3	8	11	(17)
Amortization of intangibles	6	13	43	57
Restructuring and other	(1)	(1)	16	161

Total operating expenses	629	617	2,510	2,402

Operating income (loss)	365	145	35	(312)
Gain on strategic investments, net	—	—	—	23
Interest and other income (expense), net	(4)	4	(17)	10

Income (loss) before benefit from income taxes	361	149	18	(279)
Benefit from income taxes	(39)	(2)	(58)	(3)

Net income (loss)	$400	$151	$76	$(276)

Earnings (loss) per share
Basic	$1.22	$0.45	$0.23	$(0.84)
Diluted	$1.20	$0.45	$0.23	$(0.84)
Number of shares used in computation
Basic	329	333	331	330
Diluted	332	336	336	330

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net income (loss) and earnings (loss) per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net income and non-GAAP earnings per share.

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2012	2011	2012	2011
Net income (loss)	$400	$151	$76	$(276)
Acquisition-related expenses	36	24	106	52
Amortization of debt discount	5	—	14	—
Certain non-recurring litigation expenses	27	—	27	—
Change in deferred net revenue (packaged goods and digital content)	(391)	(95)	43	239
Gain on strategic investments, net	—	—	—	(23)
Loss on licensed intellectual property commitment (COGS)	—	—	—	(1)
Restructuring and other	(1)	(1)	16	161
Stock-based compensation	41	38	170	174
Income tax adjustments	(61)	(34)	(168)	(93)

Non-GAAP net income	$56	$83	$284	$233

Non-GAAP earnings per share
Basic	$0.17	$0.25	$0.86	$0.71
Diluted	$0.17	$0.25	$0.85	$0.70
Number of shares used in Non-GAAP computation
Basic	329	333	331	330
Diluted	332	336	336	334

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2012	March 31, 2011 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,293	$1,579
Short-term investments	437	497
Marketable equity securities	119	161
Receivables, net of allowances of $252 and $304, respectively	366	335
Inventories	59	77
Deferred income taxes, net	67	56
Other current assets	268	327

Total current assets	2,609	3,032
Property and equipment, net	568	513
Goodwill	1,718	1,110
Acquisition-related intangibles, net	369	144
Deferred income taxes, net	42	49
Other assets	185	80

TOTAL ASSETS	$5,491	$4,928

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$215	$228
Accrued and other current liabilities	857	768
Deferred net revenue (packaged goods and digital content)	1,048	1,005

Total current liabilities	2,120	2,001
0.75% convertible senior notes due 2016, net	539	—
Income tax obligations	189	192
Deferred income taxes, net	8	37
Other liabilities	177	134

Total liabilities	3,033	2,364
Common stock	3	3
Paid-in capital	2,359	2,495
Accumulated deficit	(77)	(153)
Accumulated other comprehensive income	173	219

Total stockholders’ equity	2,458	2,564

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,491	$4,928

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2012	2011	2012	2011
OPERATING ACTIVITIES

Net income (loss)	$400	$151	$76	$(276)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Acquisition-related contingent consideration	3	8	11	(17)
Depreciation, amortization and accretion, net	68	42	216	180
Net gains on investments and sale of property and equipment	—	(1)	(12)	(25)
Other non-cash restructuring charges	(3)	—	(6)	1
Stock-based compensation	41	38	170	176
Change in assets and liabilities:
Receivables, net	162	58	(14)	(122)
Inventories	10	29	21	25
Other assets	(20)	14	(101)	5
Accounts payable	100	55	(50)	114
Accrued and other liabilities	(37)	(38)	13	(4)
Deferred income taxes, net	(46)	(8)	(90)	24
Deferred net revenue (packaged goods and digital content)	(391)	(95)	43	239

Net cash provided by operating activities	287	253	277	320

INVESTING ACTIVITIES
Capital expenditures	(44)	(21)	(172)	(59)
Proceeds from sale of property	—	—	26	—
Proceeds from sale of marketable equity securities	—	—	—	132
Proceeds from maturities and sales of short-term investments	63	160	526	442
Purchase of short-term investments	(94)	(147)	(468)	(514)
Acquisition-related restricted cash	75	—	75	—
Acquisition of subsidiaries, net of cash acquired	—	—	(676)	(16)

Net cash used in investing activities	—	(8)	(689)	(15)

FINANCING ACTIVITIES
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	—	617	—
Proceeds from issuance of warrants	—	—	65	—
Purchase of convertible note hedge	—	—	(107)	—
Proceeds from issuance of common stock	18	17	57	34
Excess tax benefit from stock-based compensation	—	1	4	1
Repurchase and retirement of common stock	(241)	(58)	(471)	(58)
Acquisition-related contingent consideration payment	(25)	—	(25)	—

Net cash provided by (used in) financing activities	(248)	(40)	140	(23)

Effect of foreign exchange on cash and cash equivalents	12	21	(14)	24

Increase (decrease) in cash and cash equivalents	51	226	(286)	306
Beginning cash and cash equivalents	1,242	1,353	1,579	1,273

Ending cash and cash equivalents	$1,293	$1,579	$1,293	$1,579

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY11	FY12	FY12	FY12	FY12	Change
QUARTERLY RECONCILIATION OF RESULTS
Net Revenue
GAAP net revenue	$1,090	$999	$715	$1,061	$1,368	26%
Change in deferred net revenue (packaged goods and digital content)	(95)	(475)	319	590	(391)

Non-GAAP net revenue	$995	$524	$1,034	$1,651	$977	(2%)

Gross Profit
GAAP gross profit	$762	$759	$283	$509	$994	30%
Acquisition-related expenses	3	3	8	14	27
Change in deferred net revenue (packaged goods and digital content)	(95)	(475)	319	590	(391)
Stock-based compensation	—	1	—	—	1

Non-GAAP gross profit	$670	$288	$610	$1,113	$631	(6%)

GAAP gross profit % (as a % of GAAP net revenue)	70%	76%	40%	48%	73%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	67%	55%	59%	67%	65%
Operating Income (Loss)
GAAP operating income (loss)	$145	$227	$(374)	$(183)	$365	152%
Acquisition-related expenses	24	18	38	14	36
Certain non-recurring litigation expenses	—	—	—	—	27
Change in deferred net revenue (packaged goods and digital content)	(95)	(475)	319	590	(391)
Restructuring and other	(1)	18	(1)	—	(1)
Stock-based compensation	38	38	43	48	41

Non-GAAP operating income (loss)	$111	$(174)	$25	$469	$77	(31%)

GAAP operating income (loss) % (as a % of GAAP net revenue)	13%	23%	(52%)	(17%)	27%
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	11%	(33%)	2%	28%	8%

Net Income (Loss)
GAAP net income (loss)	$151	$221	$(340)	$(205)	$400	165%
Acquisition-related expenses	24	18	38	14	36
Amortization of debt discount	—	—	4	5	5
Certain non-recurring litigation expenses	—	—	—	—	27
Change in deferred net revenue (packaged goods and digital content)	(95)	(475)	319	590	(391)
Restructuring and other	(1)	18	(1)	—	(1)
Stock-based compensation	38	38	43	48	41
Income tax adjustments	(34)	57	(46)	(118)	(61)

Non-GAAP net income (loss)	$83	$(123)	$17	$334	$56	(33%)

GAAP net income (loss) % (as a % of GAAP net revenue)	14%	22%	(48%)	(19%)	29%
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	8%	(23%)	2%	20%	6%

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$0.45	$0.66	$(1.03)	$(0.62)	$1.20	167%
Non-GAAP earnings (loss) per share	$0.25	$(0.37)	$0.05	$0.99	$0.17	(32%)

Number of diluted shares used in computation
GAAP	336	337	331	332	332
Non-GAAP	336	331	337	338	332

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY11	FY12	FY12	FY12	FY12	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography Net Revenue
North America	530	501	337	500	653	23%
Europe	507	438	328	505	627	24%
Asia	53	60	50	56	88	66%

Total GAAP Net Revenue	1,090	999	715	1,061	1,368	26%

North America	(56)	(240)	144	310	(188)
Europe	(45)	(215)	174	235	(187)
Asia	6	(20)	1	45	(16)

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(95)	(475)	319	590	(391)

North America	474	261	481	810	465	(2%)
Europe	462	223	502	740	440	(5%)
Asia	59	40	51	101	72	22%

Total Non-GAAP Net Revenue	995	524	1,034	1,651	977	(2%)

North America	49%	50%	47%	47%	48%
Europe	46%	44%	46%	48%	46%
Asia	5%	6%	7%	5%	6%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	48%	50%	46%	49%	48%
Europe	46%	42%	49%	45%	45%
Asia	6%	8%	5%	6%	7%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Publishing and Other	838	647	450	738	926	11%
Wireless, Internet-derived, and Advertising (Digital)	211	232	234	274	419	99%
Distribution	41	120	31	49	23	(44%)

Total GAAP Net Revenue	1,090	999	715	1,061	1,368	26%

Publishing and Other	(152)	(452)	337	487	(397)
Wireless, Internet-derived, and Advertising (Digital)	57	(23)	(18)	103	6

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(95)	(475)	319	590	(391)

Publishing and Other	686	195	787	1,225	529	(23%)
Wireless, Internet-derived, and Advertising (Digital)	268	209	216	377	425	59%
Distribution	41	120	31	49	23	(44%)

Total Non-GAAP Net Revenue	995	524	1,034	1,651	977	(2%)

Publishing and Other	77%	65%	63%	69%	68%
Wireless, Internet-derived, and Advertising (Digital)	19%	23%	33%	26%	30%
Distribution	4%	12%	4%	5%	2%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing and Other	69%	37%	76%	74%	54%
Wireless, Internet-derived, and Advertising (Digital)	27%	40%	21%	23%	44%
Distribution	4%	23%	3%	3%	2%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY11	FY12	FY12	FY12	FY12	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform Net Revenue
Xbox 360	336	345	213	331	454	35%
PLAYSTATION 3	357	308	169	314	432	21%
Wii	71	42	35	49	20	(72%)
PlayStation 2	4	3	15	7	3	(25%)

Total Consoles	768	698	432	701	909	18%
Mobile	70	57	55	70	87	24%
PlayStation Handhelds	16	11	17	14	6	(63%)
Nintendo Handhelds	28	8	7	15	5	(82%)

Total Mobile and Handhelds	114	76	79	99	98	(14%)
PC	171	205	178	214	334	95%
Other	37	20	26	47	27	(27%)

Total GAAP Net Revenue	1,090	999	715	1,061	1,368	26%

Xbox 360	(12)	(193)	140	174	(128)
PLAYSTATION 3	(75)	(197)	205	179	(210)
Wii	(44)	(26)	(1)	3	(7)
Mobile	(3)	—	—	13	(3)
PlayStation Handhelds	(6)	(6)	—	(2)	10
Nintendo Handhelds	(6)	(2)	—	9	(5)
PC	51	(51)	(25)	214	(48)

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	(95)	(475)	319	590	(391)

Xbox 360	324	152	353	505	326	1%
PLAYSTATION 3	282	111	374	493	222	(21%)
Wii	27	16	34	52	13	(52%)
PlayStation 2	4	3	15	7	3	(25%)

Total Consoles	637	282	776	1,057	564	(11%)
Mobile	67	57	55	83	84	25%
PlayStation Handhelds	10	5	17	12	16	60%
Nintendo Handhelds	22	6	7	24	—	(100%)

Total Mobile and Handhelds	99	68	79	119	100	1%
PC	222	154	153	428	286	29%
Other	37	20	26	47	27	(27%)

Total Non-GAAP Net Revenue	995	524	1,034	1,651	977	(2%)

Xbox 360	31%	35%	30%	31%	33%
PLAYSTATION 3	33%	31%	23%	29%	32%
Wii	6%	4%	5%	5%	1%
PlayStation 2	—	—	2%	1%	—

Total Consoles	70%	70%	60%	66%	66%
Mobile	6%	6%	8%	7%	6%
PlayStation Handhelds	1%	1%	2%	1%	1%
Nintendo Handhelds	3%	1%	1%	1%	—

Total Mobile and Handhelds	10%	8%	11%	9%	7%
PC	16%	20%	25%	20%	25%
Other	4%	2%	4%	5%	2%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	33%	29%	34%	31%	34%
PLAYSTATION 3	28%	21%	36%	30%	23%
Wii	3%	3%	4%	3%	1%
PlayStation 2	—	1%	1%	—	—

Total Consoles	64%	54%	75%	64%	58%
Mobile	7%	11%	5%	5%	8%
PlayStation Handhelds	1%	1%	2%	1%	2%
Nintendo Handhelds	2%	1%	1%	1%	—

Total Mobile and Handhelds	10%	13%	8%	7%	10%
PC	22%	29%	15%	26%	29%
Other	4%	4%	2%	3%	3%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY11	FY12	FY12	FY12	FY12	Change
CASH FLOW DATA
Operating cash flow	253	(274)	(211)	475	287	13%
Operating cash flow – TTM	320	194	117	243	277	(13%)
Capital expenditures	21	32	52	44	44	110%
Capital expenditures – TTM	59	80	120	149	172	192%
BALANCE SHEET DATA
Cash and cash equivalents	1,579	1,173	930	1,242	1,293	(18%)
Short-term investments	497	503	355	406	437	(12%)
Marketable equity securities	161	172	214	143	119	(26%)
Receivables, net	335	30	562	526	366	9%
Inventories	77	75	90	69	59	(23%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	1,005	530	849	1,439	1,048
Less: Beginning of the quarter	1,100	1,005	530	849	1,439

Change in deferred net revenue (packaged goods and digital content)	(95)	(475)	319	590	(391)

STOCK-BASED COMPENSATION
Cost of goods sold	—	1	—	—	1
Marketing and sales	5	5	6	7	8
General and administrative	8	9	9	11	7
Research and development	25	23	28	30	25

Total Stock-Based Compensation	38	38	43	48	41

EMPLOYEES	7,645	7,973	8,687	9,043	9,158	20%